Exhibit 24.1
POWERS OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of CSX Corporation, a corporation organized under Virginia law (the “Company”), hereby constitutes and appoints Ellen M. Fitzsimmons, Nathan D. Goldman and Mark D. Austin (each, an “Agent”, and collectively, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign any registration statement under the Securities Act of 1933, as amended, and any amendment to a previously filed registration statement, in each case relating to shares of the Corporation’s Common Stock that may be issued or sold pursuant to the Corporation’s stock plans identified on Annex A, and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to any such registration statement or amendment, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Michael J. Ward	Chairman, President, Chief Executive Officer and Director	July 15, 2009

Michael J. Ward	(Principal Executive Officer)

/s/ Oscar Munoz	Executive Vice President and Chief Financial Officer	July 15, 2009

Oscar Munoz	(Principal Financial Officer)

/s/ Carolyn T. Sizemore	Vice President and Controller	July 15, 2009

Carolyn T. Sizemore	(Principal Accounting Officer)

/s/ Alexandre Behring	Director	July 15, 2009

Alexandre Behring

/s/ John B. Breaux	Director	July 15, 2009

John B. Breaux

/s/ Steven T. Halverson	Director	July 15, 2009

Steven T. Halverson

/s/ Edward J. Kelly, III	Director	July 15, 2009

Edward J. Kelly, III

Signature	Title	Date

/s/ Gilbert Lamphere	Director	July 15, 2009

Gilbert Lamphere

/s/ John D. McPherson	Director	July 15, 2009

John D. McPherson

/s/ Timothy O’Toole	Director	July 15, 2009

Timothy O’Toole

/s/ David M. Ratcliffe	Director	July 15, 2009

David M. Ratcliffe

/s/ Donald J. Shepard	Director	July 15, 2009

Donald J. Shepard

ANNEX A
LIST OF PLANS SUBJECT TO POWER OF ATTORNEY
American Commercial Lines, Inc. Thrift Plan
CSX Corporation Capital Builder Plan
CSX Direct Invest
CSX Omnibus Incentive Plan
Deferred Compensation Program for Executives of CSX Corporation and Affiliated Companies
Employee Stock Ownership Plan
Greenbrier Savings Plan
Savings Plan for Inland Tugs et al.
Stock Plan for Directors
Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies (CSXtra)
Texas Gas Thrift Plan
1980 Stock Option Plan
1981 Incentive Stock Option Plan
1987 Long-term Performance Stock Plan
1990 Stock Award Plan
1991 Stock Purchase and Loan Plan
1996 Stock Purchase and Loan Plan
2000 Stock Reacquisition Plan
2001 Employee Stock Purchase Plan